First M&F Corp. Investor Information

CONTACT:	John G. Copeland
EVP & Chief Financial Officer
(662) 289-8594

January 21, 2009

FOR IMMEDIATE RELEASE

First M&F Corp. 2008 Earnings Fall on Asset Quality

KOSCIUSKO, Miss. – First M&F Corp. (NASDAQ:FMFC) reported today that net income for 2008 was $0.526 million, or $0.06 basic and $0.05 diluted earnings per share, compared to $14.458 million, or $1.60 basic and $1.59 diluted earnings per share for 2007.  The fall in earnings was largely due to the recognition of the continuing stress in the real estate market which led to an extraordinary provision expense for the fourth quarter of $9 million.

Net income for the quarter ended December 31, 2008 was a loss of $4.357 million, or ($.48) basic and diluted earnings per share, compared to $3.561 million, or $.40 basic and $.39 diluted earnings per share for the fourth quarter of 2007.

For the fourth quarter of 2008 the annualized return on assets was a negative 1.08%, while return on equity was a negative 12.27%. Comparatively, the return on assets for the fourth quarter of 2007 was .87%, with a return on equity of 10.13%. The return on assets for 2008 was .03%, while the return on equity was .37%.

“There has been little abatement in the mounting, negative trends in credit issues related to slowing residential real estate sales at reduced prices during the 4th quarter,” said Hugh Potts, Jr., Chairman and CEO.  Commenting further, Mr. Potts said, “The volume of construction and development loans in our portfolio certainly is not growing except to finish projects.  New commitments have virtually halted.  In light of these continuing trends, we found it necessary to increase reserves in the quarter by providing $10.7 million, including a $9 million special provision, by charging down some credits by $5 million and writing down ORE by $.770 million.”  Mr. Potts further explained, “So asset quality issues were the major contributors to our loss of $4.357 million for the 4th quarter and 2008 earnings of only $.526 million.”

Mr. Potts commented in conclusion, “2008 was a harsh year for First M&F as the economy revealed risk exposures in a significant portion of our portfolio, principally acquisition, construction and development projects.  2009 will be spent in dealing with this exposure and pursuing business opportunities, both commercial and retail, across the financial horizon. As 2009 unfolds we will take appropriate measures to stabilize and build shareholder value through both opportunistic and remedial action.”

Net Interest Income

Net interest income was down by 7.11% compared to the fourth quarter of 2007, with the net interest margin decreasing to 3.60% in the fourth quarter of 2008 as compared to 3.83% in the fourth quarter of 2007. The significant contributor to the decrease in net interest income was erosion in spreads as funding costs failed to keep pace with the drop in asset yields. The net interest margin for the third quarter of 2008 was 3.70% as compared to 3.73% for the second quarter of 2008 and 3.66% for the first quarter of 2008. Loan yields decreased to 6.43% in the fourth quarter of 2008 from 7.74% in the fourth quarter of 2007. Loan yields also decreased from the third quarter of 2008 to the fourth quarter as the prime rate continued to fall in the fourth quarter. Average loans were $1.202 billion for the fourth quarter of 2008 as compared to $1.204 billion for the third quarter of 2008 and $1.207 million during the fourth quarter of 2007. Loans fell by $29.618 million in the fourth quarter of 2008 and grew by $11.011 million in the third quarter.  Deposit costs fell in the fourth quarter of 2008 from the third quarter of 2008 and from the fourth quarter of 2007, as deposits were repriced throughout 2008 in the falling rate environment. Deposit costs were 2.63% in the fourth quarter of 2008 as compared to 3.67% in the fourth quarter of 2007. Deposits grew by $9.923 million during the fourth quarter of 2008. Management plans to continue to emphasize and focus on core deposit growth for 2009 by developing relationship-driven deposit gathering. Loans as a percentage of assets were 73.68% at December 31, 2008 as compared to 73.74% at December 31, 2007 and 73.49% at September 30, 2008. Loans fell by 3.51% during 2008 while deposits fell by less than 1.00%.

Non-interest Income

Non-interest income, excluding securities transactions, for the fourth quarter of 2008 was down 7.91% compared to the fourth quarter of 2007, with deposit-related income down by 2.04% and mortgage income down by 45.51%.  Insurance agency commissions were down by 4.69%.

Non-interest income, excluding securities transactions, was virtually flat for 2008 versus 2007.  Over half of non-interest income is from deposit sources. Deposit revenues continue to be supported by debit card fee income, which increased by 24.55% in 2008 over 2007, and overdraft fee income, which increased by 4.72% for the year. Commission revenues from traditional insurance products were virtually flat year over year.

Non-interest Expenses

Non-interest expenses were up by 9.34% in the fourth quarter of 2008 as compared to the fourth quarter of 2007.  Most of the increase in expenses was due to asset quality issues in the form of higher Other Real Estate expenses and write-downs and higher FDIC insurance fees. Salaries and benefits were down by 9.76% as cost control measures began to take effect.

Non-interest expenses increased by 6.22% for 2008 as compared to 2007.  Salaries and benefits were down by 1.34% for 2008. Most of the increase year over year was due to significant increases in losses on Other Real Estate and an increase in FDIC insurance assessments. The number of full-time equivalent employees at the end of 2008 was 547 as compared to 550 at the end of the third quarter of 2008 and 563 at the end of 2007.

Credit Quality

Annualized net loan charge-offs as a percent of average loans for the fourth quarter of 2008 were 1.79% as compared to .45% for the same period in 2007. Non-accrual and 90-day past due loans as a percent of total loans were 2.22% at the end of 2008 as compared to .62% at the end of 2007. Annualized net charge-offs as a percentage of average loans for 2008 were .75% as compared to .28% for 2007. The allowance for loan losses as a percentage of loans was 2.12% at December 31, 2008 as compared to 1.17% at December 31, 2007. The provision for loan losses increased in 2008 from $2.520 million in 2007 to $19.734 million in 2008 including an extraordinary provision of $9.0 million in the fourth quarter of 2008.  The additional provision was made in light of continued deterioration in collateral values and the extension of projected absorption rates.

Mr. Potts commented, “Our capital remains more than adequate with our leverage ratio at 8.19%.  We expect further asset quality issues will arise in 2009 but we also expect our capital to withstand that pressure. We have announced preliminary approval by the Treasury Department of our participation in the Capital Purchase Program and expect to consummate that transaction in early 2009.  We will call a special shareholders meeting to make technical provisions in our articles of incorporation to authorize the issuance of Class B non-voting preferred as a condition precedent to participation in the capital program in the amount of $30 million.”

Balance Sheet

Total assets fell by 3.44% in 2008, to $1.597 billion from $1.654 billion.  Total equity fell to $135.950 million, a 2.95% decrease from 2007. Total loans were $1.177 billion compared to $1.219 billion at the end of 2007. Deposits were $1.261 billion compared to $1.262 billion at the end of 2007.  Book value per share decreased to $15.00 per share at the end of 2008, a 2.91% decrease from 2007.

Growth

The Company opened a full-service banking location in Cordova, Tennessee in June 2007, expanding its number of Memphis metropolitan locations to four. In July 2007 the Company opened a full-service banking location in Brandon, Mississippi followed in August by the opening of an additional full-service banking facility in Ridgeland, Mississippi. The Company opened a second location in Okaloosa County, Florida during the fourth quarter of 2007.  In the fourth quarter of 2008 the Company closed two branches in Brandon, Rankin County, Mississippi and replaced them with one new branch in that county.

About First M&F Corporation

First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better through the delivery of excellence in financial services to 33 communities in Mississippi, Alabama, Tennessee and Florida.

Caution Concerning Forward-Looking Statements

This document includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation's filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	December 31	December 31
	2008	2007
Cash and due from banks	47,738	54,240
Interest bearing bank balances	6,556	3,480
Federal funds sold	9,350	2,000
Securities available for sale (cost of
$223,882 and $236,575)	227,145	237,138
Loans held for sale	7,698	5,571

Loans	1,176,595	1,219,435
Allowance for loan losses	24,918	14,217
Net loans	1,151,677	1,205,218

Bank premises and equipment	44,642	45,545
Accrued interest receivable	9,832	12,434
Other real estate	11,061	6,232
Goodwill	32,572	32,572
Other intangible assets	7,127	7,612
Other assets	41,467	41,709
Total assets	1,596,865	1,653,751

Non-interest bearing deposits	178,689	191,206
Interest bearing deposits	1,082,698	1,071,249
Total deposits	1,261,387	1,262,455

Federal funds and repurchase agreements	9,728	9,676
Other borrowings	151,547	201,312
Junior subordinated debt	30,928	30,928
Accrued interest payable	3,537	5,151
Other liabilities	3,770	4,131
Total liabilities	1,460,897	1,513,653

Noncontrolling interest in subsidiaries	18	18

Common stock, 9,063,346, and 9,067,580
shares issued & outstanding	45,317	45,338
Additional paid-in capital	30,447	30,475
Nonvested restricted stock awards	780	643
Retained earnings	60,133	64,395
Accumulated other comprehensive income	(727)	(771)
Total equity	135,950	140,080
Total liabilities & equity	1,596,865	1,653,751

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended December 31		Twelve Months Ended December 31
	2008	2007	2008	2007
Interest and fees on loans	19,327	23,421	81,487	89,796
Interest on loans held for sale	58	86	299	439
Taxable investments	2,130	2,360	9,023	9,514
Tax exempt investments	557	458	2,164	1,798
Federal funds sold	38	41	182	144
Interest bearing bank balances	13	48	133	225
Total interest income	22,123	26,414	93,288	101,916

Interest on deposits	7,119	9,673	32,255	36,632
Interest on fed funds and repurchase agreements	68	145	327	609
Interest on other borrowings	1,682	2,367	6,717	8,644
Interest on subordinated debt	505	504	1,993	1,991
Total interest expense	9,374	12,689	41,292	47,876

Net interest income	12,749	13,725	51,996	54,040
Provision for possible loan losses	10,684	630	19,734	2,520
Net interest income after loan loss	2,065	13,095	32,262	51,520

Service charges on deposits	2,927	2,988	11,692	10,962
Mortgage banking income	188	345	1,202	1,491
Agency commission income	934	980	4,125	4,148
Fiduciary and brokerage income	132	154	585	598
Other income	650	779	3,521	4,016
Loss on extinguishment of debt	-	-	-	(126)
Gains (losses) on AFS investments	1	(37)	6	(37)
Total noninterest income	4,832	5,209	21,131	21,052

Salaries and employee benefits	6,761	7,492	28,954	29,348
Net occupancy expense	1,095	1,074	4,210	3,841
Equipment expenses	923	930	3,594	3,629
Software and processing expenses	597	374	2,072	1,463
Intangible asset amortization	121	121	484	547
Other expenses	4,744	3,034	14,970	12,277
Total noninterest expense	14,241	13,025	54,284	51,105

Net income before taxes	(7,344)	5,279	(891)	21,467
Income taxes	(2,990)	1,716	(1,429)	6,988
Noncontrolling interest in earnings (losses) of
subsidiaries, net of income taxes of $2, $3, $7 and $12	3	2	12	21
Net income	(4,357)	3,561	526	14,458

Weighted average shares (basic)	9,061,862	9,066,096	9,061,730	9,060,137
Weighted average shares (diluted)	9,061,862	9,107,391	9,087,155	9,109,117
Basic earnings per share	$(0.48)	$0.40	$0.06	$1.60
Diluted earnings per share	$(0.48)	$0.39	$0.05	$1.59

Return on assets (annualized)	-1.08%	0.87%	0.03%	0.92%
Return on equity (annualized)	-12.27%	10.13%	0.37%	10.78%
Efficiency ratio	79.29%	67.78%	72.77%	67.07%
Net interest margin (annualized, tax-equivalent)	3.60%	3.83%	3.67%	3.93%
Net charge-offs to average loans (annualized)	1.79%	0.45%	0.75%	0.28%
Nonaccrual loans to total loans	1.74%	0.53%	1.74%	0.53%
90 day accruing loans to total loans	0.48%	0.09%	0.48%	0.09%

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2008	2008	2008	2008
Per Common Share (diluted):
Net income	(0.48)	0.24	(0.05)	0.34
Cash dividends paid	0.13	0.13	0.13	0.13
Book value	15.00	15.55	15.38	15.83
Closing stock price	8.46	11.58	12.55	14.50

Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	127,704	145,743	139,933	165,605
Non-residential real estate	745,700	759,279	752,437	737,964
Residential real estate	209,696	208,718	210,813	211,205
Home equity loans	45,791	46,201	45,623	45,796
Consumer loans	37,908	38,001	39,501	39,478
Other loans	9,796	8,271	6,895	6,120
Total loans	1,176,595	1,206,213	1,195,202	1,206,168

Deposit Composition: (in thousands)
Noninterest-bearing deposits	178,687	178,980	187,145	187,080
NOW deposits	217,334	219,612	215,521	210,295
MMDA deposits	182,364	176,199	192,372	182,824
Savings deposits	114,281	115,041	117,645	117,532
Certificates of deposit under $100,000	272,463	279,389	273,213	289,531
Certificates of deposit $100,000 and over	276,763	265,216	274,807	299,394
Brokered certificates of deposit	19,495	17,026	7,674	26,919
Total deposits	1,261,387	1,251,463	1,268,377	1,313,575

Nonperforming Assets: (in thousands)
Nonaccrual loans	20,564	22,095	11,317	9,472
Other real estate	11,061	7,191	6,545	6,927
Total nonperforming assets	31,625	29,286	17,862	16,399
Accruing loans past due 90 days or more	5,686	634	4,013	5,451
Restructured loans (accruing)	3,664	-	-	-
Total nonaccrual loan to loans	1.74%	1.82%	0.94%	0.78%
Total nonperforming assets to loans and other real estate	2.65%	2.40%	1.48%	1.34%
Total nonperforming assets to assets ratio	1.98%	1.78%	1.10%	1.00%

Allowance For Loan Loss Activity: (in thousands)
Beginning balance	19,618	18,901	14,196	14,217
Provision for loan loss	10,684	2,190	6,080	780
Charge-offs	(5,501)	(1,648)	(1,516)	(1,041)
Recoveries	117	175	141	240
Ending balance	24,918	19,618	18,901	14,196

First M&F Corporation
Financial Highlights

	QTD Ended	QTD Ended	QTD Ended	QTD Ended
	December 31	September 30	June 30	March 31
	2008	2008	2008	2008
Condensed Income Statements: (in thousands)

Interest income	22,123	22,479	23,405	25,281
Interest expense	9,374	9,459	10,305	12,154
Net interest income	12,749	13,020	13,100	13,127
Provision for loan losses	10,684	2,190	6,080	780
Noninterest revenues	4,832	5,517	5,270	5,512
Noninterest expenses	14,241	13,229	13,460	13,354
Net income before taxes	(7,344)	3,118	(1,170)	4,505
Income taxes	(2,990)	904	(707)	1,364
Noncontrolling interest	3	4	3	2
Net income	(4,357)	2,210	(466)	3,139

Tax-equivalent net interest income	13,131	13,400	13,464	13,475

Selected Average Balances: (in thousands)
Assets	1,611,444	1,599,213	1,621,565	1,654,951
Loans held for investment	1,196,806	1,198,943	1,193,703	1,213,122
Earning assets	1,450,265	1,439,302	1,452,877	1,481,144
Deposits	1,254,382	1,253,701	1,279,024	1,295,443
Equity	141,312	140,315	144,050	142,371

Selected Ratios:
Return on average assets (annualized)	-1.08%	0.55%	-0.12%	0.76%
Return on average equity (annualized)	-12.27%	6.27%	-1.30%	8.87%
Average equity to average assets	8.77%	8.77%	8.88%	8.60%
Net interest margin (annualized, tax-equivalent)	3.60%	3.70%	3.73%	3.66%
Efficiency ratio	79.29%	69.93%	71.85%	70.33%
Net charge-offs to average loans (annualized)	1.79%	0.49%	0.46%	0.27%
Nonaccrual loans to total loans	1.74%	1.82%	0.94%	0.78%
90 day accruing loans to total loans	0.48%	0.05%	0.33%	0.45%
Price to book (x)	0.56	0.74	0.82	0.92
Price to earnings (x)	N/A	12.06	N/A	10.66

First M&F Corporation
Financial Highlights

Historical Earnings Trends:		EPS
	(in thousands)	(diluted)
4Q 2008	(4,357)	(0.48)
3Q 2008	2,210	0.24
2Q 2008	(466)	(0.05)
1Q 2008	3,139	0.34
4Q 2007	3,561	0.39
3Q 2007	3,808	0.42
2Q 2007	3,535	0.39
1Q 2007	3,554	0.39
4Q 2006	3,739	0.41
3Q 2006	3,665	0.40
2Q 2006	3,251	0.36

Revenue Statistics:		Non-interest	Non-interest
	Revenues	Revenues to	Revenues to	Contribution
	Per FTE	Ttl. Revenues	Avg. Assets	Margin
	(thousands)	(percent)	(percent)	(percent)
4Q 2008	32.8	26.90%	1.19%	62.36%
3Q 2008	34.4	29.16%	1.37%	61.78%
2Q 2008	33.4	28.13%	1.31%	61.00%
1Q 2008	33.7	29.03%	1.34%	59.68%
4Q 2007	34.3	27.31%	1.29%	61.21%
3Q 2007	35.0	27.83%	1.36%	62.58%
2Q 2007	33.4	26.23%	1.28%	61.04%
1Q 2007	33.7	29.96%	1.50%	61.88%
4Q 2006	33.5	28.03%	1.38%	62.47%
3Q 2006	34.0	28.63%	1.44%	62.98%
2Q 2006	33.1	26.31%	1.28%	61.35%

Expense Statistics:	Non-interest
	Expense to	Efficiency
	Avg. Assets	Ratio
	(percent)	(percent)
4Q 2008	3.52%	79.29%
3Q 2008	3.29%	69.93%
2Q 2008	3.34%	71.85%
1Q 2008	3.25%	70.33%
4Q 2007	3.19%	67.78%
3Q 2007	3.24%	66.08%
2Q 2007	3.26%	67.02%
1Q 2007	3.37%	67.41%
4Q 2006	3.38%	68.48%
3Q 2006	3.28%	65.11%
2Q 2006	3.27%	66.99%

Contribution Margin:
(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:
Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	QTD December 2008		QTD December 2007
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	9,086	0.56%	4,616	4.18%
Federal funds sold	19,568	0.78%	3,656	4.34%
Taxable investments (amortized cost)	161,999	5.23%	191,632	4.89%
Tax-exempt investments (amortized cost)	57,598	6.13%	46,488	6.24%
Loans held for sale	5,208	4.44%	6,089	5.56%
Loans held for investment	1,196,806	6.44%	1,200,977	7.75%
Total earning assets	1,450,265	6.17%	1,453,458	7.30%
Non-earning assets	161,179		172,298
Total average assets	1,611,444		1,625,756

NOW	214,154	1.49%	181,676	1.43%
MMDA	179,120	2.25%	137,052	2.82%
Savings	114,742	2.02%	105,331	2.88%
Certificates of Deposit	568,279	3.30%	621,897	4.65%
Short-term borrowings	13,127	2.08%	12,977	4.41%
Other borrowings	194,655	4.47%	227,435	5.01%
Total interest bearing liabilities	1,284,077	2.90%	1,286,368	3.91%
Non-interest bearing deposits	178,088		188,496
Non-interest bearing liabilities	7,967		11,454
Capital	141,312		139,438
Total average liabilities and equity	1,611,444		1,625,756
Net interest spread		3.27%		3.39%
Effect of non-interest bearing deposits		0.35%		0.50%
Effect of leverage		-0.02%		-0.06%
Net interest margin, tax-equivalent		3.60%		3.83%
Less tax equivalent adjustment:
Investments		0.09%		0.07%
Loans		0.01%		0.01%
Reported book net interest margin		3.50%		3.75%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	YTD December 2008		YTD December 2007
	Average		Average
	Balance	Yield/Cost	Balance	Yield/Cost
Interest bearing bank balances	6,954	1.92%	4,693	4.80%
Federal funds sold	9,810	1.86%	3,388	4.24%
Taxable investments (amortized cost)	176,284	5.12%	197,167	4.83%
Tax-exempt investments (amortized cost)	55,990	6.16%	45,875	6.25%
Loans held for sale	6,170	4.85%	8,161	5.38%
Loans held for investment	1,200,628	6.80%	1,148,275	7.83%
Total earning assets	1,455,836	6.51%	1,407,559	7.33%
Non-earning assets	165,867		166,071
Total average assets	1,621,703		1,573,630

NOW	211,006	1.50%	191,092	1.40%
MMDA	177,582	2.35%	133,557	2.58%
Savings	115,027	2.30%	101,367	2.78%
Certificates of Deposit	587,695	3.79%	599,393	4.62%
Short-term borrowings	13,860	2.36%	12,445	4.89%
Other borrowings	186,978	4.66%	208,738	5.09%
Total interest bearing liabilities	1,292,148	3.20%	1,246,592	3.84%
Non-interest bearing deposits	179,237		182,598
Non-interest bearing liabilities	8,312		10,357
Capital	142,006		134,083
Total average liabilities and equity	1,621,703		1,573,630
Net interest spread		3.31%		3.49%
Effect of non-interest bearing deposits		0.39%		0.49%
Effect of leverage		-0.03%		-0.05%
Net interest margin, tax-equivalent		3.67%		3.93%
Less tax equivalent adjustment:
Investments		0.09%		0.08%
Loans		0.01%		0.01%
Reported book net interest margin		3.57%		3.84%